Exhibit 99.1

API Nanotronics Appoints Leading Nanotechnology Expert Dr. Martin Moskovits as Chief Technology Officer

NEW YORK—(MARKET WIRE)—March 5, 2007 — API Nanotronics, Corp. (OTCBB: APIO) (“API” or the “Company”) a leading supplier of electronic components to the defense and communications sectors, is pleased to announce the appointment of esteemed nanotechnology pioneer Dr. Martin Moskovits as Chief Technology Officer.

Dr. Moskovits will be responsible for API’s overall technological vision and lead the Company’s research and development efforts in nanotechnology. One of his first responsibilities will be to oversee the development and opening of the Company’s new state-of-the-art Micro-Electro-Mechanical Systems (MEMS) fabrication facility. This facility will position API Nanotronics as a leading provider of the most sophisticated electronic components to the defense industry.

Dr. Moskovits stated, “I am extremely pleased and excited to be part of the API team. As a keen observer of the nanotechnology landscape, I strongly believe API’s approach to enhancing its product offerings through nanotechnology is the right approach. Nanotechnology will yield important results for a company with valuable product lines through significant incremental enhancements that address our customers’ needs. This is a tremendous opportunity.”

Previously the Dean of Science at UC Santa Barbara, Dr. Moskovits has proven academic and industrial leadership and research expertise in nanoscience and nanotechnology with special emphasis on nanosensors. He is also known for developing porous anodic aluminum oxide as a template platform for nanotechnology. Dr. Moskovits is a member of the U.S. Department of Energy’s Basic Energy Sciences Advisory Committee and played a significant role during the establishment of the DOE’s five nanocenters.

Phillip DeZwirek, Chairman and CEO of API, stated, “API is very pleased to have Dr. Moskovits join our team in a full-time capacity. We believe the timing couldn’t be better to position the Company as both a key supplier of legacy electronics to our customers and be able to meet those customers most advanced research and product development needs. This is a remarkable time for API and I strongly believe in Dr. Moskovits and our talented technical team’s ability to guide the Company through an exciting period of growth, discovery, and scientific evolution”

About API Nanotronics Corp.

API Nanotronics Corp. through its wholly owned subsidiaries API Electronics Inc., National Hybrid Inc., Filtran Group, TM Systems and Keytronics, is engaged in the manufacture of electronic components and systems for the defense and communications industries. With a growing list of blue chip customers, including Honeywell/Allied Signal, General Dynamics, Lockheed Martin, and numerous other top technology-based firms around the world, API regularly ships off-the-shelf and custom designed products to clients in more than 34 countries. API owns state-of-the-art manufacturing and technology centers in New York, Connecticut and Ontario, Canada and has manufacturing capabilities in China and a distribution center in Britain. API Nanotronics trades on the OTC Bulletin Board under the symbol APIO. For further information, please visit the Company website at www.apinanotronics.com.

Safe Harbor for Forward-Looking Statements:

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which API Nanotronics Corp. and its subsidiaries and affiliates have little or no control.

ON BEHALF OF THE BOARD

API Nanotronics Corp.

Philip DeZwirek, CEO

Contact:

FOR FURTHER INFORMATION, PLEASE CONTACT:

Bakerview Investor Relations, Inc. at 1-800-961-7228

Visit our website at http://www.apinanotronics.com/